Exhibit 99.1

300 Throckmorton Street
Fort Worth, TX 76102

KMG Reports Second Quarter 2016 Financial Results

FORT WORTH, Texas—(BUSINESS WIRE)—March 10, 2016—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2016 second quarter ended January 31, 2016.

2016 Second Quarter Financial Highlights

•	Adjusted EBITDA[1] increased to $11.0 million, up from $9.0 million in last year’s second quarter.
•	Adjusted diluted earnings per share[2] was $0.40 vs. $0.30 per share reported in the prior year’s second quarter.
•

GAAP diluted earnings per share was $0.33 vs. $0.47 per share in the second quarter of fiscal 2015. EPS in last year’s second quarter benefited from a $0.31 per share gain on the sale of the creosote business.

Chris Fraser, KMG chairman and chief executive officer, said, “KMG had a solid second quarter, achieving year-over-year adjusted EBITDA growth of 22% and a 33% increase in adjusted EPS. Our year-to-date cash flow more than doubled compared to the prior year, which is consistent with our focus on execution, driving operational efficiencies and maximizing margins and cash flow. Given our strong performance in the first half of the fiscal year and our expectations for continued year-over-year growth in the second half, we are increasing our fiscal 2016 adjusted EBITDA guidance to $43-45 million, from $40-42 million previously.”

Mr. Fraser continued, “Despite experiencing seasonal softness in the second quarter as well as a negative impact from foreign currency translation, our Electronic Chemicals business generated more than 50% year-over-year growth in operating income, benefiting from improved manufacturing efficiency due to consolidation of our global operations, lower distribution costs and a positive product mix.

“Our penta business performed well in the second quarter, aided by solid shipment volume and favorable raw materials costs. Although our industrial lubricants business faced headwinds from the downturn in the energy industry, this business contributed positively to sales and earnings as customers continue to conduct regular maintenance on existing infrastructure to enable optimal valve performance.”

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Consolidated results

Second quarter Dollars in thousands, except EPS	Fiscal 2016		Fiscal 2015
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net sales	$70,859	$70,859	$79,762	$79,762
Operating income	7,421	6,137	5,826	3,167
Operating margin	10.5%	8.7%	7.3%	4.0%
Net income	4,814	3,979	3,526	5,490
Diluted earnings per share	$0.40	$0.33	$0.30	$0.47

Business segment results

Electronic Chemicals
Second quarter	Fiscal 2016	Fiscal 2015
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$62,521	$66,595
Operating income	8,470	5,570
Operating margin	13.5%	8.4%

For the second fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $62.5 million, down 6% from $66.6 million in the same period a year ago. The strong U.S. dollar reduced sales by $2.1 million as compared to the prior year period. Electronic Chemicals sales declined slightly in Europe and Asia.

•

GAAP operating income of $8.5 million vs. $5.6 million in the same period of fiscal 2015. Operating income and margin improved due to operating efficiencies from the restructuring and realignment of our electronic chemicals business, lower distribution costs and a more favorable product mix.

•	EBITDA[3] of $11.5 million, compared to $8.7 million last year. Foreign currency translation reduced second quarter fiscal 2016 EBITDA by approximately $0.3 million as compared to the prior year period.

[3]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Other Chemicals

As of May 1, 2015, the Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Second quarter
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$8,338	$13,136
Operating income	2,804	1,595
Operating margin	33.6%	12.1%

For the second fiscal quarter, the Other Chemicals segment reported:

•

Sales of $8.3 million versus $13.1 million in the same period a year ago. The decrease in sales was due to the divestiture of the creosote business during the second quarter of fiscal 2015, partially offset by higher penta sales and the contribution from the industrial lubricants business.

•

Operating income of $2.8 million, or 33.6% of sales, compared to $1.6 million, or 12.1% of sales, last year. The increase in operating income and margin was due to lower raw material costs, a more favorable product mix, the contribution from the industrial lubricants business and the absence of lower-margin creosote sales.

•	EBITDA[4] of $3.1 million, up from $1.6 million last year.

Fiscal 2016 Outlook

•

Sales: Consistent with our prior guidance, fiscal 2016 consolidated net sales are forecast to be approximately $300 million, which includes a projected foreign currency impact of approximately $7 million. In our Electronic Chemicals segment, we expect sales to be flat to up slightly compared to the prior year, excluding the effect of foreign currency. In our Other Chemicals segment, we expect sales to decrease compared to the prior year due to the divestiture of the creosote business, partially offset by the contribution from the industrial lubricants business.

•

Adjusted EBITDA: We increase our adjusted EBITDA forecast to $43-45 million, from $40-42 million previously, reflecting the strong EBITDA level achieved in the first half, as well as our expectation for continued EBITDA growth, on a year-over-year basis, in both our Electronic Chemicals and Other Chemicals segments in the second half. Our fiscal 2016 adjusted EBITDA forecast includes an estimated $5

[4]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

million in stock-based compensation expense and a $600,000 negative impact from foreign currency translation.
•

Depreciation and Amortization: Depreciation and amortization expense is forecast to be approximately $14 million, excluding restructuring and realignment charges, compared to our prior forecast of $14-16 million.

•

Capital Expenditures: Capital expenditures are forecast to be approximately
$15 million, unchanged from our prior guidance. Capital expenditures include expenses related to our ERP system implementation and asset investments to support increased shipment volume in our Electronic Chemicals business.

Conference call

Date: Thursday, March 10, 2016

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Participant passcode: 54825333

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on March 10, 2016. To access the call, dial 855-859-2056 or 404-537-3406 using participant passcode 54825333.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2016	2015	2016	2015
Net sales	$70,859	$79,762	$147,509	$170,541
Cost of sales	42,626	51,207	90,016	114,395
Gross profit	28,233	28,555	57,493	56,146

Distribution expenses	8,819	13,022	18,948	26,021
Selling, general and administrative expenses	12,722	9,707	23,937	18,907
Restructuring charges	555	296	1,021	873
Realignment charges	−	2,363	130	4,359
Operating income	6,137	3,167	13,457	5,986
Other income (expense)
Interest expense, net	(252)	(184)	(404)	(987)
Gain on sale of creosote distribution business	−	5,682	−	5,682
Other, net	149	(131)	132	(159)
Total other income (expense), net	(103)	5,367	(272)	4,536

Income before income taxes	6,034	8,534	13,185	10,522
Provision for income taxes	(2,055)	(3,044)	(4,615)	(3,847)
Net income	$3,979	$5,490	8,570	$6,675
Earnings per share:
Net income per common share basic	$0.34	$0.47	$0.73	$0.57
Net income per common share diluted	$0.33	$0.47	$0.72	$0.57

Weighted average shares outstanding:
Basic	11,717	11,669	11,707	11,664
Diluted	11,915	11,759	11,890	11,728

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	January 31,	July 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$ 8,900	$ 7,517
Accounts receivable
Trade, net of allowances of $138 at January 31, 2016 and $144 at July 31, 2015	35,397	36,887
Other	5,473	3,668
Inventories, net	40,391	42,082
Current deferred tax assets	−	2,953
Prepaid expenses and other	2,295	3,738
Total current assets	92,456	96,845

Property, plant and equipment, net	81,294	80,589
Deferred tax assets	781	131
Goodwill	22,183	22,408
Intangible assets, net	35,026	36,560
Restricted cash	1,000	1,000
Other assets, net	4,789	4,826
Total assets	$237,529	$ 242,359

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$ 31,426	$ 35,980
Accrued liabilities	11,277	9,602
Employee incentive accrual	3,019	4,852
Total current liabilities	45,722	50,434

Long-term debt	47,000	53,000
Deferred tax liabilities	9,370	13,075
Other long-term liabilities	4,236	2,429
Total liabilities	106,328	118,938

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	―
Common stock, $.01 par value, 40,000,000 shares authorized, 11,723,019 shares issued and outstanding at January 31, 2016 and 11,690,439 shares issued and outstanding at July 31, 2015	117	117
Additional paid-in capital	33,987	31,676
Accumulated other comprehensive income/(loss)	(12,065)	(9,667)
Retained earnings	109,162	101,295
Total stockholders’ equity	131,201	123,421
Total liabilities and stockholders’ equity	$ 237,529	$ 242,359

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended
	January 31,
	2016	2015
Cash flows from operating activities
Net income	$8,570	$6,675
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,024	6,767
Non-cash restructuring charges	105	4,930
Amortization of loan costs included in interest expense	84	69
Stock-based compensation expense	2,297	1,138
Bad debt expense	17	—
Allowance for excess and obsolete inventory	109	431
Loss on disposal of property	9	—
Gain on sale of creosote distribution business	—	(5,682)
Deferred income tax benefit	(1,334)	(2,272)
Tax benefit from stock-based awards	(15)	(9)
Changes in operating assets and liabilities
Accounts receivable — trade	894	1,057
Accounts receivable — other	(1,816)	(615)
Inventories	1,159	(319)
Other current and noncurrent assets	3,291	276
Accounts payable	(5,805)	(6,357)
Accrued liabilities and other	(492)	367
Net cash provided by operating activities	14,097	6,456

Cash flows from investing activities
Additions to property, plant and equipment	(6,001)	(7,036)
Disposals of property, plant and equipment	—	91
Proceeds from sale of creosote product distribution business	—	15,062
Net cash provided by (used in) investing activities	(6,001)	8,117

Cash flows from financing activities
Net payments under revolving credit agreement	—	(41,100)
Principal payments on term loan	—	(20,000)
Borrowings under new credit facility	—	59,100
Payments under new credit facility	(6,000)	(19,000)
Tax benefit from stock-based awards	15	9
Payment of dividends	(703)	(700)
Net cash used in financing activities	(6,688)	(21,691)

Effect of exchange rate changes on cash	(25)	(1,644)

Net increase (decrease) in cash and cash equivalents	1,383	(8,762)

Cash and cash equivalents at beginning of period	7,517	19,252
Cash and cash equivalents at end of period	$8,900	$10,490

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other nonrecurring items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

Second Quarter Fiscal 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$8,470	$2,804	($5,137)	$6,137
Other income (expense)	196	(33)	(14)	149
Depreciation and amortization	2,849	286	344	3,479
EBITDA	11,515	3,057	(4,807)	9,765

Restructuring & realignment charges*	—	—	555	555
Corporate relocation expense	—	—	729	729
Adjusted EBITDA	11,515	3,057	(3,523)	11,049
Corporate allocation	2,480	791	(3,271)	—
Adjusted EBITDA excl. corporate allocation	$13,995	$3,848	($6,794)	$11,049
* Excludes depreciation

Six Months Ended January 31, 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$15,744	$6,568	($8,855)	$13,457
Other income (expense)	326	(92)	(102)	132
Depreciation and amortization	5,764	583	782	7,129
EBITDA	21,834	7,059	(8,175)	20,718

Restructuring & realignment charges*	—	—	1,046	1,046
Corporate relocation expense	—	—	729	729
Adjusted EBITDA	21,834	7,059	(6,400)	22,493
Corporate allocation	4,961	1,581	(6,542)	—
Adjusted EBITDA excl. corporate allocation	$26,795	$8,640	($12,942)	$22,493
* Excludes depreciation

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

(Table 1 continued)

Second Quarter Fiscal 2015	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$5,570	$1,595	($3,998)	$3,167
Other income (expense)	(3)	(43)	(85)	(131)
Depreciation and amortization	3,126	97	2,455	5,678
EBITDA	8,693	1,649	(1,628)	8,714

Restructuring & realignment charges*	—	—	317	317
Adjusted EBITDA	8,693	1,649	(1,311)	9,031
Corporate allocation	2,999	1,173	(4,172)	—
Adjusted EBITDA excl. corporate allocation	$11,692	$2,822	($5,483)	$9,031
* Excludes depreciation

Six Months Ended January 31, 2015	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$9,691	$4,180	($7,885)	$5,986
Other income (expense)	117	(53)	(223)	(159)
Depreciation and amortization	6,328	193	5,176	11,697
EBITDA	16,136	4,320	(2,932)	17,524

Restructuring & realignment charges*	—	—	301	301
Adjusted EBITDA	16,136	4,320	(2,631)	17,825
Corporate allocation	5,390	2,107	(7,497)	—
Adjusted EBITDA excl. corporate allocation	$21,526	$6,427	(10,128)	$17,825
* Excludes depreciation

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Second Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$7,421	10.5%	$4,814	$0.40
Restructuring & realignment charges	(555)	(0.8)%	(361)	(0.03)
Corporate relocation expense	(729)	(1.0)%	(474)	(0.04)
GAAP measure	$6,137	8.7%	$3,979	$0.33

Six Months Ended January 31, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$15,337	10.4%	$9,792	$0.82
Restructuring & realignment charges	(1,151)	(0.8)%	(748)	(0.06)
Corporate relocation expense	(729)	(0.5)%	(474)	(0.04)
GAAP measure	$13,457	9.1%	$8,570	$0.72

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG

Second Quarter Fiscal 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$5,826	7.3%	$3,526	$0.30
Restructuring & realignment charges	(2,659)	(3.3)%	(1,729)	(0.14)
Gain on sale of creosote business	—	0.0%	3,693	0.31
GAAP measure	$3,167	4.0%	$5,490	$0.47

Six Months Ended January 31, 2015	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$11,218	6.6%	$6,383	$0.54
Restructuring & realignment charges	(5,232)	(3.1)%	(3,401)	(0.28)
Gain on sale of creosote business	—	0.0%	3,693	0.31
GAAP measure	$5,986	3.5%	$6,675	$0.57

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.761.6001

www.kmgchemicals.com ● NYSE: KMG